    As filed with the Securities and Exchange Commission on January 30, 2002

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                                  BIOGEN, INC.
             (Exact name of Registrant as specified in its charter)

          MASSACHUSETTS                                         04-3002117
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                               14 CAMBRIDGE CENTER
                               CAMBRIDGE, MA 02142
                                 (617) 679-2000
                    (Address of Principal Executive Offices)

                BIOGEN, INC. 1985 NON-QUALIFIED STOCK OPTION PLAN
               (AS AMENDED AND RESTATED THROUGH DECEMBER 14, 2001,
                     AND EFFECTIVE AS OF DECEMBER 14, 2001)
                            (Full title of the plan)

                              THOMAS BUCKNUM, ESQ.
                   EXECUTIVE VICE PRESIDENT - GENERAL COUNSEL
                                  BIOGEN, INC.
                               14 CAMBRIDGE CENTER
                               CAMBRIDGE, MA 02142
                                 (617) 679-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                   Proposed          Proposed
                                                    maximum           Maximum
          Title of              Amount to be    offering price       Aggregate           Amount of
 securities to be registered    registered(1)    per share(2)    Offering price(2)   registration fee
Common Stock, $.01 par value    10,000,000          $53.33        $533,300,000.00       $49,063.60

================================================================================


(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares which may be sold upon the exercise of options which may hereafter be granted under the Biogen, Inc. 1985 Non-Qualified Stock Option Plan, as Amended and Restated through December 14, 2001, and effective as of December 14, 2001 (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is made on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (January 29, 2002) within 5 business days prior to filing this Registration Statement.
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement relates to the registration of 10,000,000 additional shares of Common Stock authorized for issuance under the Plan. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by the Form 10-K/A filed on June 29, 2001.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         (c)      The Registrant's Current Report on Form 8-K filed on June 14,
                  2001.

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

         (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

         (f) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 2,560 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

         Incorporated herein by reference from the Registrant's Registration Statement on Form S-3, File No. 333-43721.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         (4.1) Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 333-51639 filed December 21, 1993, and incorporated herein by reference).

         (4.2) Articles of Organization, as amended (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 0-12042, and incorporated herein by reference).

         (4.3) Amendment to Articles of Organization, as amended (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 filed on January 12, 2001, File No. 333-53598, and incorporated herein by reference).

         (4.4) By-Laws, as amended, of the Registrant (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-12042, and incorporated herein by reference).

         (4.5) Rights Agreement, dated as of May 8, 1999, between the Registrant and First National Bank of Boston as the Rights Agent, including Certificate of Designation of Series A-1 Junior Participating Preferred Stock (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated April 27, 1999, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of PricewaterhouseCoopers LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) Biogen, Inc. 1985 Non-Qualified Stock Option Plan, as amended and restated through December 14, 2001, and effective as of December 14, 2001.

Item 9. Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act").

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts on January 30, 2002.

                                      BIOGEN, INC.



                                      By /s/ James C. Mullen
                                         --------------------------------------
                                         James C. Mullen
                                         President and Chief Executive Officer


         Each person whose signature appears below constitutes and appoints James C. Mullen, Peter N. Kellogg and Thomas Bucknum, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Biogen, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                              Date
---------                                   -----                              ----


/s/ James L. Vincent               Chairman of the Board                       January 30, 2002
-----------------------------
James L. Vincent


/s/ James C. Mullen                Director, President and Chief Executive     January 30, 2002
-----------------------------      Officer (principal executive officer)
James C. Mullen


/s/ Peter N. Kellogg               Executive Vice President - Finance and      January 30, 2002
-----------------------------      Chief Financial Officer (principal
Peter N. Kellogg                   financial and accounting officer)


/s/ Alan Belzer                        Director                          January 30, 2002
--------------------------------
Alan Belzer


/s/ Harold W. Buirkle                  Director                          January 30, 2002
--------------------------------
Harold W. Buirkle


/s/ Mary L. Good                       Director                          January 30, 2002
--------------------------------
Mary L. Good, Ph.D.


/s/ Thomas F. Keller                   Director                          January 30, 2002
--------------------------------
Thomas F. Keller, Ph.D.


/s/ Roger H. Morley                    Director                          January 30, 2002
--------------------------------
Roger H. Morley


/s/ Kenneth Murray                     Director                          January 30, 2002
--------------------------------
Sir Kenneth Murray, Ph.D.


/s/ Phillip A. Sharp                   Director                          January 30, 2002
--------------------------------
Phillip A. Sharp, Ph.D.


/s/ Alan K. Simpson                    Director                          January 30, 2002
--------------------------------
Alan K. Simpson


/s/ James W. Stevens                   Director                          January 30, 2002
--------------------------------
James W. Stevens


                                  BIOGEN, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

(4.1) Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 333-51639 filed December 21, 1993, and incorporated herein by reference).

(4.2) Articles of Organization, as amended (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 0-12042, and incorporated herein by reference).

(4.3) Amendment to Articles of Organization, as amended (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 filed on January 12, 2001, File No. 333-53598, and incorporated herein by reference).

(4.4) By-Laws, as amended, of the Registrant (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-12042, and incorporated herein by reference).

(4.5) Rights Agreement, dated as of May 8, 1999, between the Registrant and First National Bank of Boston as the Rights Agent, including Certificate of Designation of Series A-1 Junior Participating Preferred Stock (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated April 27, 1999, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)   Consent of PricewaterhouseCoopers LLP.

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1) Biogen, Inc. 1985 Non-Qualified Stock Option Plan, as amended and restated through December 14, 2001, and effective as of December 14, 2001.